Exhibit 99.2

Pier 1 Imports, Inc. Announces Three-Year Growth Plan

  Goal of $200 in sales per retail square foot and 10% operating margin in three years
  Online business revenue contribution of at least 10% in five years
  Board approval for a $100MM share repurchase program

FORT WORTH, Texas--(BUSINESS WIRE)--April 7, 2011--Pier 1 Imports, Inc. (NYSE:PIR) today announced a three-year growth plan to drive sales and further improve profitability in order to increase shareholder value. The Company’s Board-approved plan includes investing in the acceleration of e-Commerce initiatives, existing stores improvements, expansion of the store portfolio, and development of infrastructure and technology to enhance business processes and efficiencies throughout the entire organization. The Company plans to invest approximately $200 million over the next three years in these initiatives, utilizing cash flow from operations. The Board has also approved a plan to return value to shareholders by authorizing an initial share repurchase program of up to $100 million.

Alex W. Smith, President and Chief Executive Officer, commented, “We are pleased to announce that our Board of Directors has approved a three-year growth plan which will allow us to continue to build strength and sustainability into our business, improve top and bottom line results and with an overall goal of increasing shareholder returns. We have numerous opportunities to profitably increase the reach of the Pier 1 Imports brand. With an outstanding management team, the strength of our brand and our rigorous capital discipline, we are focused on developing our Company into a best-in-class, multi-channel retailer. Today we are announcing we will re-invest cash generated from our business over the next three years to help make this a reality. Every dollar spent will be subject to our customary rigorous evaluation to ensure we are generating an adequate return and maximizing shareholder value.”

Mr. Smith continued, “We are excited that the three-year plan includes moving up the timetable for e-Commerce and we expect to be selling online in early summer of 2012. In stores, our investments will include a rollout of new fixtures, lighting upgrades, and other enhancements to provide a great in-store shopping experience for our customers and increase sales productivity. Finally, our strategic investments in technology will enhance analytics and improve existing processes and efficiencies throughout every aspect of our business. Within the next three years, our goal is to achieve sales of $200 per retail square foot and drive our operating margin to at least 10% of sales, and within five years to have an online business that contributes at least 10% of revenues.”

“I am also pleased to announce today that our Board of Directors has approved a $100 million initial share repurchase program. The recent successes of our Company, the strength of our balance sheet and our ongoing cash generation enable us to both reinvest in the business as well as return value to shareholders in the form of share repurchases.”

Mr. Smith concluded, “We have carefully and thoughtfully analyzed our capital allocation plan to further strengthen our competitive position within our industry, both in-store and on a multi-channel level. Our Pier 1 Imports brand is getting stronger and we are ensuring that we have the right tools in place to become a best-in-class, multi-channel retailer. We continue to reap the benefits of the carefully planned investments we have made in our business and we look forward to building upon these successes one customer and one SKU at a time.”

Details of the Company’s Board-approved capital expenditure plan and initial share repurchase program are as follows:

Evolution into a Multi-Channel Retailer

The Company remains focused on evolving into a best-in-class multi-channel retailer through sound strategic investments, partnerships and flawless execution. To facilitate this entry into e-Commerce, the Company has made and will continue investments in search engine optimization as well as extensive improvements to the content of its website. The Company launched in-store merchandise availability on its website, Pier1.com, in October 2010, and has seen a significant increase in incremental visits to its website since the introduction of this new functionality. The Company plans to launch its site-to-store initiative, called “Pier 1.2Go,” in late spring 2011. “Pier 1.2Go” will allow customers to order and reserve merchandise online, to be picked up and paid for in any of the Company’s more than 1,000 store locations throughout the United States and Canada. The timetable for the development and implementation phase of its e-Commerce initiative, called “Pier 1.2You,” has been moved up to early summer of 2012. “Pier 1.2You” will enable customers to purchase merchandise online while allowing for multiple delivery options.

Reinvesting capital into the business to maintain and improve its competitive position both in-store and through multi-channel avenues is a top priority. Capital investments will continue to fuel both the Company’s entry into e-Commerce as well as the integration of the existing business model with new e-Commerce functionality. The Company will invest in a new POS system to facilitate a seamless transaction across its channels, and gain real-time views of its customer. The Company is also pursuing additional opportunities to extend its Pier 1 Imports brand through category expansion and development of new products, and foresees an online channel that contributes at least 10% of revenues within five years. The Company continues to drive towards delivering a seamless shopping experience for its customers.

Existing Store Improvements and Expansion of Store Portfolio Base

The Company remains focused on increasing sales productivity and maximizing profitability of its existing store portfolio. Over the next three years, the Company’s store improvement initiatives will impact approximately 90% of the existing stores and include capital investments in new store fixtures, store remodels and other leasehold improvements. The Company has developed new merchandise fixtures designed to give the stores a more open look allowing merchandise to be visible and accessible on all sides of the unit, and enhancing the in-store shopping experience for customers. The fixtures also provide mobility, flexibility and time and cost-savings for the Company’s store teams when major merchandise resets and seasonal changes occur. New fixtures have recently been tested in certain stores with initial positive results realized in sales and productivity. The Company plans to rollout the new fixtures to select stores over the next three years and will direct the initial phase of the rollout to the higher volume stores. Store remodel plans over the next three years range from minor cosmetic improvements in most cases to major construction efforts such as new flooring and lighting, structural enhancements and new fixtures. The Company will focus its store remodel efforts on those stores that exhibit the greatest potential for maximizing sales and productivity. Other investments to improve the Company’s existing store portfolio will include new lighting and sign upgrades to select stores, equipment upgrades, such as new HVAC units, and other general leasehold improvements.

The Company’s growth plan also includes investing in the expansion of its existing store portfolio from 1,046 Pier 1 Imports stores today throughout the United States and Canada to approximately 1,100 Pier 1 Imports stores in the United States and Canada within five years. The Company currently plans to open approximately 80 stores and close approximately 30 stores as part of its net new store growth initiative. These 80 store openings will consist of both openings in new markets as well as relocations within existing markets.

Investments in Technology

The Company’s three-year plan includes capital investments in infrastructure development and technology to facilitate continued improvements in processes, efficiencies and analytics throughout the organization. These carefully planned technology investments will support key business priorities and objectives of the Company. As previously discussed, investments in information technology will include a new POS system and investments in an e-Commerce platform. Other technology investments will include the replacement of legacy systems, new software for store labor schedule optimization, which is expected to drive customer conversion while reducing payroll costs, and enhancements to existing systems in areas including merchandise and SKU level planning, vendor and buyer system portals, warehouse management systems and store analytics. The Company’s technology investments also include new store traffic counters, cash stand computer kiosks and other network and infrastructure needs.

Initial Share Repurchase Program

The Company’s Board of Directors approved initial share repurchase program is effective immediately and authorizes the repurchase of up to $100 million of the Company’s common stock in open market or private transactions. The timing of the repurchases will depend on several factors including, but not limited to, prevailing market conditions and prices. As of March 31, 2011, the Company had approximately 117.9 million shares of common stock outstanding.

Conference Call Information

The Company will host a conference call concerning fiscal 2011 fourth quarter and year-end results and discuss details of the Company’s three-year growth plan at 10:00 a.m. Central Time today. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by calling 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 45804562.

A replay will be available after 12:00 p.m. (Central Time) for a 24 hour period and the replay can be accessed by calling 1-800-642-1687, or if international, 1-706-645-9291 using the conference ID number 45804562.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risk factors contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400